UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported):  June 21, 2013 (June 17, 2013)

Lone Star Gold, Inc.
(Exact Name of Registrant as Specified in its Charter)
______________________________________________________________________________

Nevada	333-159561	45-2578051
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200, Albuquerque, NM  87110
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (505) 563-5828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03   Creation of a Direct Financial Obligation

On June 17, 2013, Lone Star Gold, Inc., a Nevada corporation (the “Company”), borrowed $50,000 from KVM Capital Partners LLC, the repayment of which is to be made on the following terms: (a) the unpaid principal amount accrues interest at the rate of eight percent (8%) per annum, (b) the unpaid principal and all accrued but unpaid interest thereon will be due and payable on December 15, 2013, and (c) any portion of the unpaid principal and accrued but unpaid interest may be prepaid by the Company, without penalty.  The proceeds of the $50,000 loan will be used to make certain payments relating to the Company’s mine tailings joint venture in Chihuahua, Mexico, and for general operating expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 21, 2013	LONE STAR GOLD, INC.

By: /s/ Dan M. Ferris
Dan M. Ferris
President, Treasurer and Secretary